Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of
Tempus Applied Solutions, LLC

We consent to the inclusion in the amended Registration Statement on Form S-4/A of Tempus Applied Solutions Holdings, Inc. of our report dated March 25, 2015, relating to our audit of the financial statements of Tempus Applied Solutions, LLC as of December 31, 2014 and for the period from December 4, 2014 (date of inception) to December 31, 2014.

We also consent to the reference to our firm under the caption “Experts” in such proxy statement/prospectus.

/s/ ELLIOTT DAVIS DECOSIMO, LLC

Greenville, South Carolina

July 15, 2015